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EXHIBIT 23(b)


On Arthur Andersen LLP Letterhead



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 15, 1998 (related to the consolidated financial statements of Vail Resorts, Inc. and subsidiaries for the ten-month period ended July 31, 1998, not presented separately herein), included in this Form 10-K into Ralcorp Holdings, Inc. previously filed Registration Statements on Form S-8, File No. 333-20879 and No. 333-20881, pertaining to Ralcorp Holdings, Inc.


     /s/  Arthur Andersen LLP
     ----------------------------

Denver, Colorado
December 23, 1998